Exhibit 21.1

SUBSIDIARIES OF

COMVERSE TECHNOLOGY, INC.

SUBSIDIARY	JURISDICTION OF INCORPORATION

Amarex Technology, Inc.	Delaware
Blue Pumpkin Software Israel Ltd.	Israel
Boston Technology Foreign Sales Corp.	Barbados
Boston Technology International, Inc.	Delaware
Boston Technology Mexico, Inc.	Delaware
ComSor Investment Fund LDC	Cayman Islands
ComSor Venture Fund LDC	Cayman Islands
Comverpor Sistemas De Tlelecomunicacoes, LDA	Portugal
Comverse (NZ) Limited	New Zealand
Comverse Albania Holdings, Inc.	Delaware
Comverse Argentina, S.A.	Argentina
Comverse Australasia Pty Ltd.	Australia
Comverse Belgium SA	Belgium
Comverse Chile S.A.	Chile
Comverse Chile, Inc.	Delaware
Comverse Czech s.r.o.	Czech Republic
Comverse Denmark ApS	Denmark
Comverse do Brasil Ltd.	Brazil
Comverse Finland OY	Finland
Comverse France S.A.	France
Comverse Germany GmbH	Germany
Comverse Hellas Services Limited Liability Company	Greece
Comverse Holdings, Inc.	Delaware
Comverse Information Systems Ltd.	Israel
Comverse Investments Ltd.	Israel
Comverse Italia Srl.	Italy
Comverse Japan Ltd.	Japan
Comverse Kenan Americas Holdings, Inc.	Delaware
Comverse Kenan Beijing Limited*	China
Comverse Kenan Bermuda Limited	Bermuda
Comverse Kenan Canada Corp.	Canada
Comverse Kenan Canada Holdings, Inc.	Delaware
Comverse Kenan de Mexico de R.L. de C.V.	Mexico
Comverse Kenan India Private Limited*	India
Comverse Kenan Luxembourg Sarl	Luxembourg
Comverse Kenan Malaysia Sdn Bhd*	Malaysia
Comverse Kenan Mauritius Limited	Mauritius
Comverse Kenan Singapore Pte. Ltd.*	Singapore
Comverse Kenan UK	U.K.
Comverse Ltd.	Israel
Comverse Malaysia SDN, BHD	Malaysia

SUBSIDIARY	JURISDICTION OF INCORPORATION

Comverse Media Holding Inc.	Delaware
Comverse Media Ltd.	Israel
Comverse Music Ltd.*	Israel
Comverse Netherlands B.V.	Netherlands
Comverse Network Systems Asia Pacific Limited	Hong Kong
Comverse Network Systems Austria GmbH	Austria
Comverse Network Systems Canada, Inc.	Canada
Comverse Network Systems Europe B.V.	Netherlands
Comverse Network Systems India Pvt. Ltd.	India
Comverse Network Systems Mexico, S.A. de C.V.	Mexico
Comverse Network Systems Pac Rim, Inc.	Delaware
Comverse Network Systems Servicios Mexico S.C.	Mexico
Comverse Network Systems Sistemleri Sirketi Ltd.	Turkey
Comverse Network Systems South Africa	South Africa
Comverse Network Systems Spain SL	Spain
Comverse Philippines Inc.	Philippines
Comverse Singapore Pte. Ltd.	Singapore
Comverse Sp. z.o.o.	Poland
Comverse Sweden AB	Sweden
Comverse Switzerland, S.A.	Switzerland
Comverse Technology (Shenzhen) Company Ltd.	China
Comverse Thailand Ltd.	Thailand
Comverse UK Ltd.	U.K.
Comverse, Inc.	Delaware
CTI Capital Corporation	Delaware
CTI Venture Corp.	Delaware
Efrat Promotion & growth Ltd.	Israel
Exalink Ltd.	Israel
Gaya Software Industries Ltd.	Israel
Iontas Limited	Ireland
Iontas, Inc.	Delaware
MultiVision Holdings Limited	British Virgin Islands
MultiVision IP Management Limited	Hong Kong
Music4me Ltd.	Israel
Netcentrex Inc.	California
Netonomy B.V.*	Netherlands
Netonomy Inc.	Delaware
Netonomy Ltd.	U.K.
Odigo Ltd.	Israel
Odigo, Inc.	Delaware
OOO “Comverse Network Systems”	Russia
PT. Comverse Indonesia	Indonesia
Starhome B.V.	Netherlands

SUBSIDIARY	JURISDICTION OF INCORPORATION

Starhome GmbH	Switzerland
Starhome Ltd.	Israel
Syborg GmbH	Germany
Syborg Grundbesitz GmbH	Germany
Syborg Informationsysteme b.h. OHG	Germany
Ulticom Asia-Pacific, Pte. Ltd.	Singapore
Ulticom Europe SAS	France
Ulticom India Private, Ltd.	India
Ulticom Japan GK	Japan
Ulticom, Inc.	New Jersey
Verint Americas Inc.	Delaware
Verint Blue Pumpkin Software GmbH	Germany
Verint Blue Pumpkin Software Israel Ltd.	Israel
Verint Blue Pumpkin Software LLC	Delaware
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems (India) Private Ltd.	India
Verint Systems (Macau) Limited	Macau
Verint Systems (Singapore) Pte. Ltd.**	Singapore
Verint Systems (Zhuhai) Limited	China
Verint Systems B.V.	Netherlands
Verint Systems Canada Inc.	Canada
Verint Systems GmbH	Germany
Verint Systems Inc.	Delaware
Verint Systems Japan K.K.	Japan
Verint Systems Ltd.	Israel
Verint Systems Poland sp.z.o.o.	Poland
Verint Systems SAS	France
Verint Systems UK Ltd.	United Kingdom
Verint Technology Inc.	Delaware
Verint Video Solutions AB	Sweden
Verint Video Solutions Inc.	Nevada
Verint Video Solutions SL	Spain
Verint Video Solutions UK Limited	United Kingdom
Verint Witness Systems	United Kingdom
Verint Witness Systems Canada, Inc.	Canada
Verint Witness Systems Deutschland GmbH	Germany
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de CV	Mexico
Verint Witness Systems Services S.A. de CV	Mexico
Verint Witness Systems Software, Hardware, E. Servicos Do Brasil Ltda	Brazil
Verint WS Holdings	United Kingdom
ViewLinks Euclipse Ltd.	Israel
Witness Systems (HK) Limited	Hong Kong
Witness Systems Software (India) Private Limited***	India

*	Process of liquidation.
**	Verint Systems owns a 50% equity interest in this entity and does not have the power to unilaterally direct or cause the direction of the management and policies of this entity.
***	Shares are currently held by local attorneys who organized such entity on the Verint Systems’ pending transfer to Verint Systems.